UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 1, 2008
Commission file number 1-13163
___________

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Officer

Effective April 1, 2008, the Company appointed Roger Eaton as its Chief Operating and Development Officer.  Prior to this appointment, Mr. Eaton, 47, served as Chief Operating and Development Officer-Designate since December 2007. Prior to that, he was Senior Vice President/Managing Director of YUM! Restaurants International South Pacific, a position he held from 2000 until December 2007.   As Chief Operating and Development Officer of the Company, Mr. Eaton will oversee the Company’s Operations, Restaurant Excellence, Quality Assurance, Multibranding, the Long John Silver’s and A&W All-American Foods brands and restaurant development.  Mr. Eaton does not have an employment agreement with the Company.

As previously announced, Mr. Eaton is succeeding Peter Hearl, who retired March 31, 2008 after 17 years of distinguished service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: April 1, 2008	/s/ John P. Daly
Assistant Secretary